"THIS REVISION IS DUE TO PROXY CARD BEING LEFT OFF ORIGINAL DEF 14A"



                         IQ SOFTWARE CORPORATION

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              to be held on

                              June 9, 1998


     The Annual Meeting ("Meeting") of Shareholders of IQ Software Corporation will be held at 11:00 A.M. (local time), Tuesday, June 9, 1998 at the Holiday Inn Atlanta, Peachtree Corners, 6050 Peachtree Industrial Boulevard, N.W., Norcross, Georgia 30071, for the following purposes:

1.   To elect one director;

2. To transact such other business as may properly be brought before the Meeting and any adjournments thereof.

     Only shareholders of record of Common Stock of the Corporation on April 24, 1998 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend, it is important that your stock be represented and voted at the Meeting. Enclosed is a proxy which you are urged to complete, sign and forward in the accompanying envelope, which requires no postage if mailed in the United States.

                                   By Order of the Board of Directors,

                                   UGO F. IPPOLITO
                                   Secretary

May 11, 1998

[ATTACHMENT -- PROXY CARD]
                    IQ SOFTWARE CORPORATION

  This Proxy is Solicited on Behalf of the Board of Directors
                   of IQ Software Corporation

The undersigned hereby appoint Charles R. Chitty and Ugo F. Ippolito, jointly and severally, proxies with full power of substitution to vote all shares of Common Stock of IQ Software Corporation owned of record by the undersigned on all matters which may come before the 1998 Annual Meeting of Shareholders to be held on June 9, 1998, and all adjournments thereof, as hereinafter specified and, in their discretion, upon such other matters as may come before the meeting. The undersigned instructs said proxies to vote as specified upon the items shown on the reverse side hereof.

Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. Unless a contrary choice is specified on the reverse side hereof, this Proxy will be voted "For" Item 1.

          (Continued and to be signed on reverse side)

                      FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposal 1.

Please mark your vote as indicated in this example [X]

Item 1 - Election of Director

                      WITHHELD        Nominee: Said Mohammadioun
                        FOR
          FOR         NOMINEE

          [ ]            [ ]

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

Signature(s)                                Date:        , 1998
Please sign exactly as your name appears hereon. Joint owners should each sign, in signing as attorney, executor, administrator, trustee, guardian or officer, please add your title as such.

                      FOLD AND DETACH HERE